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                                 EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Home Health Corporation of America, Inc. on Form S-4 of our report relating to the consolidated financial statements of U.S. HomeCare Corporation dated March 27, 1997, appearing in the Annual Report on Form 10-K of U.S. HomeCare Corporation for the year ended December 31, 1996 and incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in the Proxy Statement, which is part of this Registration Statement.



Deloitte & Touche LLP
Hartford, Connecticut


November 7, 1997